As filed with the Securities and Exchange Commission on February 10, 2012, File No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ROYAL BEES COMPANY, INC.

(Name of small business issuer in its charter)

Nevada (State or jurisdiction of incorporation or organization)

700

(Primary Standard Industrial Classification Code Number)

123 W. Nye Lane, Ste. 129

Carson City, NV 89706

760-613-0041

(Address and telephone number of principal executive offices and principal place of business

Vladimir Lyashevskiy

123 W. Nye Lane, Ste. 129

Carson City, NV 89706

760-613-0041

(Name, address and telephone number of agent for service)

Copies to:

Cletha A. Walstrand, Esq.

1322 Pachua

Ivins, UT  84738

435-688-7317

   435-688-7318 (FAX)

90-0589577 (I.R.S. Employer Identification No.)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective. If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  X .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.      .

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.      .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company filer. See definition of “accelerated filer” and “large accelerated filer” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock par value $0.001	5,855,000	$0.10	$585,500	$67.10

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended. The 5,855,000 shares of common stock identified in the table above relate to the Resale Offering by twenty five (25) selling shareholders. This includes 5,000,000 shares beneficially owned by our current officers, directors and affiliated persons. There are a total of 10,855,000 shares of our common stock issued and outstanding as of February 6, 2012.

Our common stock is not traded on any national exchange. The selling shareholders may sell shares of our common stock at a fixed price of $0.10 per share for the duration of the offering. The offering shall terminate no later than 360 days from the effective date of this registration statement. The fixed price of $0.10 has been determined as the selling price based upon the original purchase price paid by a majority of the selling shareholders of $0.10.

There is no public market for our common stock. It is our intention to seek quotation on the OTC Bulletin Board subsequent to the date of this prospectus. The lack of a public market for our common stock may place purchasers of shares being offered at risk of having an illiquid security. There can be no assurance that any market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

The selling security holders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions must be at the fixed price of $.001 for the duration of the offering. The offering shall terminate no later than 360 days from the effective date of this registration statement. The selling security holders may use any one or more of the following methods when selling shares: (i) ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; (ii) block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (iii) purchases by a broker-dealer as principal and resale by the broker-dealer for its account; (iv) an exchange distribution in accordance with the rules of the applicable exchange; (v) privately negotiated transactions; (vi) effected short sales after the date the registration statement of which this Prospectus is a part is declared effective by the Securities and Exchange Commission; (vii) through the writing or settlement of options or other hedging transactions, whether through options exchange or otherwise; (viii) broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share; and (ix) a combination of any such methods of sale.

Investing in our common stock involves a high degree of risk. A potential investor should carefully consider the factors described under the heading “Risk Factors” beginning at page 7.

Neither the Securities and Exchange Commission nor any State Securities Commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED February 6, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities offered by this prospectus may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is neither an offer to sell these securities nor a solicitation of an offer to buy these securities in any state where an offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Dated February 6, 2012

ROYAL BEES COMPANY, INC.

The Securities Being Offered For Resale Are Shares of Common Stock of Royal Bees Company, Inc.

Shares offered by Security Holders in Resale Offering

5,855,000

This prospectus relates to 5,855,000 shares of Royal Bees Company Common Stock which are being offered in the Resale Offering, by the security holders named in this prospectus under the caption “Selling Security Holders.” The 5,855,000 shares of common stock are being offered by twenty five (25) selling shareholders. This includes 5,000,000 shares beneficially owned by our current officers, directors and affiliated persons. There are a total of 10,855,000 shares of our common stock issued and outstanding as of February 6, 2012.

Our common stock is not traded on any national exchange. The selling shareholders may sell shares of our common stock at a fixed price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

There is no public market for our common stock. It is our intention to seek quotation on the OTC Bulletin Board subsequent to the date of this prospectus. The lack of a public market for our common stock may place purchasers of shares being offered at risk of having an illiquid security. There can be no assurance that any market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders. Both Affiliated and non-affiliated selling security holders must sell their shares at the fixed price of $0.10 per share for the duration of the offering. The offering shall terminate no later than 360 days from the effective date of this registration statement.

Should we change the offering price of our stock, we will file an amendment to this registration statement reflecting our new offering price. Our common stock is presently not traded on any market or securities exchange. There are no arrangements to place the funds raised in an escrow, trust or similar account.

The purchasers of common stock in this offering may be receiving an illiquid security.

We will not receive any proceeds from the resale of shares of common stock by the selling stockholders. We will incur all costs associated with this registration statement and prospectus.

Our common stock is not currently listed or quoted on any quotation medium and involves a high degree of risk. You should read the “RISK FACTORS” section beginning on page 7 before you decide to purchase any of our common stock.

Neither the Securities and Exchange Commission nor any state commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Nor have they made, or will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

Item 3. Prospectus Summary.

This summary highlights certain information contained elsewhere in this prospectus. You should read the following summary together with the more detailed information regarding Royal Bees Company, Inc. (“Us,” “We,” “Our,” Royal Bees,” the “Company,” or “the Corporation”) and our financial statements and the related notes appearing elsewhere in this prospectus.

The Company Our Business

Royal Bees specializes in commercial pollination, harvesting honey and developing and producing various honey products. Royal Bees has been doing business under their current name since June 16, 2010, when it was organized in the state of Nevada.

Our initial focus is on providing pollination services, harvesting pure raw honey and selling honey products in Southern California.   As the business grows, we intend to broaden our market area.

Our Statement of Organization:

We were incorporated in Nevada on June 16, 2010, as Royal Bees Company, Inc. Our principal executive offices are located at 123 W. Nye Lane, Ste. 129, Carson City, NV 89706. Our phone number is 760-613-0041.

The Offering Number of Shares Being Offered:

The selling security holders may sell up to 5,855,000 shares of common stock at $0.10 per share. Issuance of these shares to the selling security holders was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended. Affiliated selling security holders and Non-affiliated selling security holders will sell at the fixed price of $0.10 for the duration of the offering. Selling shareholders are underwriters as defined under the Securities Act of 1933.

Number of Shares Outstanding After the Offering:	10,855,000 shares of our common stock are issued and outstanding. We have no other securities issued.

Selected Financial Data - Annual:

December 31,
2010
Current assets	$33,740
Total Assets	71,512

Total current liabilities	62,967
Total stockholders' deficit	8,545

Working Capital	(29,227)
Net Cash (Used) Provided by Operating Activities	(12,693)

Years Ended December 31,
2010
Statement of Operations
Gross Profits	$5,521
Operating expenses:	25,975
Net loss	$(20,454)

Selected Financial Data – Interim:

	September 30,	December 31,
	2011	2010
Current assets	$6,171	$31,265
Total Assets	47,126	71,512

Total current liabilities	67,467	62,967
Total stockholders' deficit	(20,341)	8,545

Working Capital	(61,296)	(29,227)
Net Cash (Used) Provided by Operating Activities	(13,197)	(12,693)

Three Months Ended September 31,
	2011	2010
Statement of Operations
Gross Profit	$4,279	$34
Operating expenses:	12,184	16,487
Net income (loss)	$(7,905)	$(16,.453)

RISK FACTORS

Before you invest in our common stock, you should be aware that there are risks, as described below. You should carefully consider these risk factors together with all of the other information included in this prospectus before you decide to purchase shares of our common stock. Any of the following risks could adversely affect our business, financial conditions and results of operations.

Risks Related To the Company

Our Auditor Has Expressed Substantial Doubt About Our Ability To Continue As A Going Concern.

These financial statements included with this registration statement have been prepared on a going concern basis. We have a working capital deficiency of $61,296, and have accumulated a retained deficit of $49,340 since inception as of June 16, 2010. We may not be able to generate profitable operations in the future and/or obtain the necessary financing to meet our obligations and repay liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that we will be able to continue as a going concern. The Company to date has funded its initial operations through the issuance of shares of capital stock and loans from third parties in the amount of $60,000.  Management plans to continue to provide for its capital needs by the issuance of common stock and related party advances. Our financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

We Engage In Beekeeping Activities Which Involve A High Degree Of Risk.

The beekeeping industry can be significantly affected by any number of conditions.  Pests and disease organisms present significant risk of losing bees and consequently, any honey crops.   Weather and natural disasters such as flood, fire and severe storms can also have a debilitating effect on beehives.  Pesticides are yet another factor that can cause risk to beehives.  Colony collapse disorder or COD, which is a phenomenological happening can seriously affect our beehives.  These factors can negatively affect our ability to provide pollination services and honey products.

Our Bees May Be Impacted By Pests, Disease Organisms and Pesticides Resulting In A Negative Impact On Our Operations.

Pests such as tracheal mites, Varroa mites and Wax Moths are some of the pests commonly found in beehives which either severely damage a bee colony or entirely wipe out a colony.  American Foulbrood and European Foulbrood diseases are bacterial diseases affecting bee larvae and pupae.  American Foulbrood disease is lethal while bees usually recover from the European Foulbrood disease.  Various pesticides and insecticides used on plants can be harmful to bees resulting in death or transmittal of the poison to the colony.  Our colonies may also be subject to Colony Collapse Disorder, a phenomenological happening wherein the worker bees from a specific beehive suddenly vanish causing the hive to die off.  Although we employ preventative measures and watch our hives closely, any of these risks may impact our hives and our ability to provide pollination services and honey products.

The Competitive Conditions In The Beekeeping Industry Could Increase Our Costs, Reduce Our Revenues And Earnings And Otherwise Adversely Affect Our Results Of Operations And Cash Flows.

The beekeeping industry is very competitive and we will be competing with a broad range of companies who provide similar services and products including, state, regional and local businesses.  Our ability to provide services and products at a competitive price is critical to our continued operations.  Some of our competitors have greater financial resources, more established market positions and better opportunities for pollination contracts and have lower costs of capital, labor and material than us.

Our Business Is Concentrated In A Geographic Area Which Increases Our Exposure To Localized Risks.

We currently provide beekeeping services in the San Diego and Bakersfield, CA area. Our limited geographic diversity means that adverse general economic, weather or other conditions in this market could adversely affect our results of operations and cash flows or our ability to grow our business. Due to our focus on the Southern California area market, we do not yet have the resources or the market knowledge to expand our services and products to other parts of the United States.

Our Growth Strategy To Expand Into New Geographic Areas Poses Risks.

In order to expand our market area we will need to invest in additional hives and associated equipment.  We will also have to find new customers for our pollination services and honey products.  We may not be able to successfully manage the risks of such an expansion, which could have a material adverse effect on our revenues, earnings, cash flows and financial conditions.

We Are Dependent On The Services Of A Certain Key Employee And The Loss Of His Services Could Harm Our Business.

Our success largely depends on the continuing services of our Chairman and Chief Executive Officer, Vladimir Lyashevskiy.  Our continued success also depends on our ability to attract and retain qualified personnel. We believe that Mr. Lyashevskiy possesses valuable industry knowledge, experience and leadership abilities that would be difficult in the short term to replicate. The loss of him as a key employee could harm our operations, business plans and cash flows.

Our Growth Requires Additional Capital, Which May Not Be Available.

The beekeeping industry requires significant expenditures for equipment, supplies, bee replenishment and hives.  In order to execute our growth strategy, we anticipate that we will need to obtain additional financing as we expand our operations. These funds may be obtained through public or private debt or equity financings, bank borrowings or from strategic alliances or joint ventures. We may not be successful in obtaining additional funds in a timely manner or favorable terms or at all.  If we do not have access to additional capital, we may be required to delay, scale back or abandon some or all of our growth strategies or reduce capital expenditures and the size of our operations and as a result may experience a material adverse affect on our business, results of operations and cash flows.

Our Business, Revenues, Earnings And Cash Flows May Be Adversely Affected By Adverse Weather Conditions Or Natural Disasters.

Adverse weather conditions, such as extended periods of rain, and natural disasters, such as hurricanes, tornadoes, floods and fires, can cause damage to hives. To the extent that natural disasters or adverse weather events occur, our business and results may be adversely affected. To the extent our insurance is not adequate to cover business interruption losses or repair costs resulting from these events, our revenues, earnings and cash flows may be adversely affected.

Risks Related To This Offering

There Is No Public Market for Our Shares, and There We Do Not Know If One Will Develop Due to the Limited Demand for Stocks In the Business Services We Offer.

Purchasers of these shares are at risk of no liquidity for their investment. Prior to this offering, there has been no established trading market for our securities, and we do not know that a regular trading market for the securities will develop. We will be offering shares for sale in a company that has very limited operations.  Due to the limited services we offer, we anticipate that demand for our shares will not be very high. If a trading market does develop for the securities offered hereby, we do not know if it will be sustained. We plan to apply to have our stock quoted on the over-the-counter (“OTC”) Electronic Bulletin Board. Such application will be filed with the Financial Industry Regulatory Authority (“FINRA”). We must obtain the services of a FINRA approved broker-dealer/market maker to file an application for our company and we do not know if such market maker will be to obtain a listing or if an established market for our common stock will be developed.

Since We Are Selling up to 5,855,000 Shares of Our Common Stock on a Self-underwritten Basis, Purchasers, If Any, Will Not Have the Benefit of an Underwriter or Broker Selling Our Shares.

In our resale offering, we are selling up to a maximum of 5,855,000 shares of our common stock on a self-underwritten basis. We are less likely to sell the shares we are offering on a self-underwritten basis than if we were selling the shares through an underwriter. By selling our stock on a self-underwritten basis, we will not be able to utilize the services of an underwriter to offer or sell our securities for us. We will undertake on our own to market and sell the securities to the public. We have not set a minimum with respect to the amount of our securities that we intend to sell. Even if a purchaser buys shares of our common stock, we may not be able to sell any other additional shares proposed for sale pursuant to this offering. This may cause our stockholders to lose all or a substantial portion of their investment.

Because it May Be Difficult to Effect a Change in Control of Royal Bees Company, Inc. Without Current Management Consent, Management May Be Entrenched Even Though Stockholders May Believe Other Management May Be Better and a Potential Suitor Who May Be Willing to Pay a Premium to Acquire Us May Not Attempt to Do So.

Vladimir Lyashevskiy, President and Director, currently holds 10,000,000 shares of our outstanding voting stock, of which 5,000,000 shares are being registered in this offering.  If Mr. Lyashevskiy chooses to keep all of his stock (that is, he sells none of his stock during this offering), Mr. Lyashevskiy could retain his status as the controlling security holder. Such concentration of ownership may have the effect of delaying, deferring or preventing a change in control of the Company and entrenching current management even though stockholders may believe other management may be better. Potential suitors who otherwise might be willing to pay a premium to acquire us may decide not to acquire us because it may be difficult to effect a change in control of us without current management’s consent. Mr. Lyashevskiy has the ability to control the outcome on all matters requiring stockholder approval, including the election and removal of directors; any merger, consolidation or sale of all or substantially all of our assets; and the ability to control our management and affairs.

The Possible Sale of Shares of Common Stock by Our Selling Security Holders May Have a Significant Adverse Effect on the Market Price of Our Common Stock Should a Market Develop.

The 5,855,000 shares of common stock owned by the selling security holders will be registered with the U.S. Securities Exchange Commission. The security holders may sell some or all of their shares immediately after they are registered. In the event that the security holders sell some or all of their shares, the price of our common stock could decrease significantly.

Our ability to raise additional capital through the sale of our stock in a private placement may be harmed by these competing re-sales of our common stock by the selling security holders. Potential investors may not be interested in purchasing shares of our common stock if the selling security holders are selling their shares of common stock. The selling of stock by the security holders could be interpreted by potential investors as a lack of confidence in us and our ability to develop a stable market for our stock. The price of our common stock could fall if the selling security holders sell substantial amounts of our common stock. These sales may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate because the selling security holders may offer to sell their shares of common stock to potential investors for less than we do.

Our Lack of Business Diversification Could Result in the Devaluation of Our Stock if our Revenues From Our Primary Products Decrease.

We expect our business to solely consist of pollination and honey products. We do not have any other lines of business or other sources of revenue if we are unable to compete effectively in the marketplace. While our lack of diversification has not hurt our profitability in the past, our expansion of operations may impact our lack of diversity. This lack of business diversification could cause you to lose all or some of your investment if we are unable to generate additional revenues since we do not expect to have any other lines of business or alternative revenue sources.

There Has Been No Independent Valuation of the Stock, Which Means That the Stock May Be Worth Less Than the Purchase Price.

The per share purchase price has been determined by us without independent valuation of the shares. We established the offering price based on our recent sale of stock at $0.10, not based on perceived market value, book value, or other established criteria. We did not obtain an independent appraisal opinion on the valuation of the shares. The shares may have a value significantly less than the offering price and the shares may never obtain a value equal to or greater than the offering price.

Investors May Never Receive Cash Distributions Which Could Result in an Investor Receiving Little or No Return on His or Her Investment.

Distributions are payable at the sole discretion of our board of directors. We do not know the amount of cash that we will generate, if any, once we have more productive operations. Cash distributions are not assured, and we may never be in a position to make distributions.

The Penny Stock Rules Could Restrict the Ability of Broker-Dealers to Sell Our Shares Having a Negative Effect on Our Offering.

The SEC has adopted penny stock regulations which apply to securities traded over-the-counter. These regulations generally define penny stock to be any equity security that has a market price of less than $5.00 per share or an equity security of an issuer with net tangible assets of less than $5,000,000 as indicated in audited financial statements, if the corporation has been in continuous operations for less than three years. Subject to certain limited exceptions, the rules for any transaction involving a penny stock require the delivery, prior to the transaction, of a risk disclosure document prepared by the SEC that contains certain information describing the nature and level of risk associated with investments in the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Monthly account statements must be sent by the broker-dealer disclosing the estimated market value of each penny stock held in the account or indicating that the estimated market value cannot be determined because of the unavailability of firm quotes. In addition, the rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $5,000,000). These practices require that, prior to the purchase, the broker-dealer determined that transactions in penny stocks were suitable for the purchaser and obtained the purchaser’s written consent to the transaction. If a market for our common stock does develop and our shares trade below $5.00 per share, it will be a penny stock. Consequently, the penny stock rules will likely restrict the ability of broker-dealers to sell our shares and will likely affect the ability of purchasers in the offering to sell our shares in the secondary market. Trading in our common stock will be subject to the “penny stock” rules. Due to the thinly traded market of these shares investors are at a much higher risk to lose all or part of their investment. Not only are these shares thinly traded but they are subject to higher fluctuations in price due to the instability of earnings of these smaller companies. As a result of the lack of a highly traded market in our shares investors are at risk of a lack of brokers who may be willing to trade in these shares.

A NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as “anticipates,” “believes,” “plans,” “expects,” “future,” “intends,” and similar expressions to identify these forward-looking statements. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by Royal Bees Company, Inc. described in “Risk Factors” and elsewhere in this prospectus. For example, a few of the uncertainties that could affect the accuracy of forward-looking statements include:

(a)

an abrupt economic change resulting in an unexpected downturn in demand;

(b)

catastrophic loss of our hives;

(c)

over-abundance of companies providing pollination services and honey products;

(d)

insufficient economic resources to support the growth of our business;

(e)

access to potential clients; and

(f)

lack of working capital that could hinder our growth plans.

Item 4. Use of Proceeds.

We will not receive any proceeds from the sale of the common stock offered through this Prospectus by the selling shareholders.

Item 5. Determination of Offering Price.

The price of the shares we are offering was arbitrarily determined by us. The offering price bears no relationship whatsoever to our assets or earnings. Among factors considered were:

(a)

Our recent sales of securities under Section 4(2) of the Securities Act of 1933, as amended, at $0.10 per share,

(b)

Our relative cash requirements, and

(c)

Our management expertise.

Item 6. Dilution.

5,855,000 shares of the common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, it will not cause dilution to our existing shareholders.

Item 7. Selling Security Holders.

This prospectus will also be used for the offering of shares of our common stock owned by selling security holders. The selling security holders may offer for sale up to 5,855,000 of the 10,855,000 shares of our common stock issued to them. Selling security holders, Affiliates and Non-affiliates must sell their shares at $0.10. We will not receive any proceeds from such sales. The resale of the securities by the selling security holder is subject to the prospectus delivery and other requirements of the Securities Act. All selling security holders have been advised to notify any purchaser of their shares that none of the proceeds from the sale of their stock will go to the Company. All expenses of this offering are being paid for by us on behalf of selling security holders. The following table sets forth information on our selling security shareholders. Explanatory footnotes relating to the footnote references appearing in the headings of this table are set forth below.

Table 1.0 Selling Security Holders

Name of Security Holder	Shares beneficially owned as of the date of prospectus(1)	Percent owned as of the date of this prospectus	Maximum Number of shares to be sold pursuant to this prospectus	Percent owned after offering is complete (2)	Position, office or other Material relationship to the Company within last three years
Cory Burke	5,000.046%		5,000	-0-	None
Shannon Burke	5,000.046%		5,000	-0-	None
Chase Family Trust	100,000.092%		100,000	-0-	None
Simona Cherlin	50,000.46%		50,000	-0-	None
Kellie Claudio	5,000.046%		5,000	-0-	None
C.M. Cruse III	140,000	1.289%	140,000	-0-	None
Dan R. Ellis	5,000.046%		5,000	-0-	None
Laura Faustine	5,000.046%		5,000	-0-	None
Norita Griffiths	5,000.046%		5,000	-0-	None
Michael Gronau	50,000.46%		50,000	-0-	None
David Hogben	10,000.092%		10,000	-0-	None
Laura Judd	5,000.046%		5,000	-0-	None
Sergei Kaminskiy	40,000.36%		40,000	-0-	None
Nadia Kolivayko	10,000.092%		10,000	-0-	None
Alexander Korsakov	20,000.184%		20,000	-0-	None
Vladimir Lyashevskiy	10,000,000	92.12%	5,000,000	46.06%	Sole Officer and Director
Wesley Miller	50,000.46%		50,000	-0-	None
Julie Nicholson	10,000.092%		10,000	-0-	None
Dennis O’Conner	220,000	2.026%	220,000	-0-	None
Al Pasich	5,000.046%		5,000	-0-	None
Jacob Rabinovich	5,000.046%		5,000	-0-	None
Denise Redden	10,000.092%		10,000	-0-	None
World Ventures, LLC	50,000.46%		50,000	-0-	None

The number of shares represented by this column also includes shares owned by any spouse or minor child of a selling shareholder.

(2)

The percentage held in the event all of the 5,855,000 shares in the Resale Offering are sold.

All of the shares offered by this prospectus may be offered for resale, from time to time, by the selling shareholders, pursuant to this prospectus, in one or more private or negotiated transactions, in open market transactions in the over-the-counter market, or otherwise, or by a combination of these methods, at fixed prices that may be changed, at negotiated prices, or otherwise. The selling shareholders may effect these transactions by selling their future shares directly to one or more purchasers or to or through broker-dealers or agents. The compensation to a particular broker-dealer or agent may be in excess of customary commissions. Each of the selling shareholders is an “underwriter” within the meaning of the Securities Act in connection with each sale of shares. The selling shareholders will pay all commissions, transfer taxes and other expenses associated with their sales. In the event the selling security holders sell all of their shares in the secondary offering they will own no shares in the company upon completion of the secondary offering.

Item 8. Plan of Distribution.

Resale Offering

Our affiliated and non-affiliated selling security holders, or their pledges, donees, transferees, or any of their successors in interest selling shares received from the selling security holders as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling security holders), may sell their shares of common stock from time to time at the fixed price of $0.10 per share, or their pledges, donees, transferees, or any of their successors in interest selling shares received from the selling security holders as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling security holders), may sell their shares of common stock from time to time at the fixed price of $0.10 per share for the duration of this offering in a post-effective amendment to this registration we will disclose pledges, donees and other transferees of the selling security holders, if any, as selling security holders. The selling security holders may sell their shares of common stock by one or more of the following methods, without limitation:

(a)

On such public markets as the common stock may from time to time be trading;

(b)

In privately negotiated transactions;

(c)

Through the writing of options on the common stock;

(d)

In short sales; or

(e)

In any combination of these methods of distribution.

In the event any of our selling security holders agree to sell their shares to a broker-dealer as a principal and the broker-dealer acts as an underwriter, we will file a post-effective amendment to our registration statement disclosing the name of the broker-dealer, providing information on the plan of distribution, and reflecting any other necessary changes. Any broker-dealer that will be involved must seek and obtain clearance of the underwriting compensation and arrangements from the FINRA Corporate Finance Department prior to the sale of any securities by the broker-dealer.

The selling security holders may also transfer their shares by gift.

We do not know of any arrangements by the selling security holders for the sale of any of their shares. The selling security holders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the shares. These brokers, dealers or underwriters may act as principals, or as an agent of the selling security holders. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

The selling security holders may also sell their shares in accordance with Rule 144 under the Securities Act when eligible, rather than pursuant to this prospectus, regardless of whether the shares are covered by this prospectus. From time to time, the selling security holders may pledge, hypothecate, or grant a security interest in some or all of the shares owned by them. The pledges, secured parties, or persons to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security holders. The number of selling security holders’ shares offered under this prospectus will decrease as and when they take such action. The plan of distribution for the selling security holders’ shares will otherwise remain unchanged. In addition, a selling security holder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales. The selling security holders and any broker-dealers participating in the distributions of the shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any profit on the sale of shares by the selling security holders and any commission or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts.

There can be no assurance that the selling security holders will sell any or all of the offered shares.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable “cooling off” periods prior to the commencement of such distribution. Also, the selling security holders are subject to application provisions that limit the timing of purchasers and sale of our common stock by the selling security holders.

We have informed the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering with the U.S. Securities Exchange Commission, they are required to comply with Regulation M. In general, Regulation M precludes the selling security holders, any affiliated purchasers, and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. The selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

Item 9. Description of Securities to be Registered.

General

We are authorized to issue up to 100,000,000 shares of common stock, $.001 par value per share, of which 10,855,000 shares are issued and outstanding.

Common Stock

Subject to the rights of holders of preferred stock, if any, holders of shares of our common stock are entitled to share equally on a per share basis in such dividends as may be declared by our Board of Directors out of funds legally available therefore. There are presently no plans to pay dividends with respect to the shares of our common stock. Upon our liquidation, dissolution or winding up, after payment of creditors and the holders of any of our senior securities, including preferred stock, if any, our assets will be divided pro rata on a per share basis among the holders of the shares of our common stock. The common stock is not subject to any liability for further assessments. There are no conversion or redemption privileges or any sinking fund provisions with respect to the common stock and the common stock is not subject to call. The holders of common stock do not have any pre-emptive or other subscription rights.

Holders of shares of common stock are entitled to cast one vote for each share held at all stockholders’ meetings for all purposes, including the election of directors. The common stock does not have cumulative voting rights.

All of the issued and outstanding shares of common stock are fully paid, validly issued and non-assessable as determined by our legal counsel, Cletha A. Walstrand, Esquire, whose opinion appears elsewhere as an exhibit to this prospectus.

Preferred Stock

We currently have no provisions to issue preferred stock.

Debt Securities

We currently have no provisions to issue debt securities.

Warrants

We currently have no provisions to issue warrants.

Dividends

We have paid no cash dividends on our common stock since inception in June 16, 2010. We anticipate that any earnings, in the foreseeable future, will be retained for development and expansion of our business and we do not anticipate paying any further cash dividends in the near future. Our Board of Directors has sole discretion to pay cash dividends with respect to our common stock based on our financial condition, results of operations, capital requirements, contractual obligations, and other relevant factors.

Shares Eligible for Future Resale

Upon the effectiveness of the registration statement we will have 5,855,000 outstanding common shares registered for resale by the selling shareholders in accordance with the Securities Act of 1933.

Prior to this registration, no public trading market has existed for shares of our common stock. The sale, or availability for sale, of substantial amounts of common stock in the public trading market could adversely affect the market prices for our common stock.

Item 10. Interest of Named Experts and Counsel.

R.R. Hawkins & Associates International, a PC, (“Hawkins”), independent certified public accountants, has provided audited financials for Royal Bees Company, Inc. for December 31, 2010.  The date of the report for these audited financials is November 14, 2011. Hawkins, whose report is contained herein, was paid in cash for services rendered. Therefore, it has no direct or indirect interest in us. Hawkin’s report was given based on their authority as an expert in accounting and auditing.

Cletha A. Walstrand, Esquire is counsel for our Company who has given an opinion on the validity of the securities being registered, which opinion appears elsewhere in this registration statement. Ms. Walstrand has no direct or indirect interest in us.

Item 11. Information with Respect to the Registrant.

Description of Business

We were originally incorporated on June 16, 2010 under the laws of the State of Nevada. Since inception, we have engaged in pollination services and selling honey products.  We have office space at 123 W. Nye Lane, Suite 129, Carson City, NV 89706.  Royal Bees currently only requires minimal office space.

We are in the business of providing bee pollination services and harvesting, developing, producing and selling various honey and bee products both wholesale and retail.  Our current market it limited to the San Diego and Bakersfield, California area.  We intend to eventually expand our market area as our operations increase.

Our bee yards or apiaries are located in San Marcos, Escondido and Valley Center, California.  Our website is www.royalbees.com.

As of the date of this prospectus, we have commenced only limited operations.  We have not yet established profitable operations although we have generated revenue.  These factors raise substantial doubts about our ability to continue as a going concern.

In addition to bee pollination services we offer a range of products including bottled honey, wax, pollen, royal jelly, nucs and bee queens.

We currently maintain approximately 150 hives.  We rent our hives to local farmers for pollinating their crops.  We lease the hives for $120 per month and our hives are typically leased out for 1 month of the year.  Hive production varies, but a healthy bee colony in California can produce around 150 - 180 pounds of honey each year.  Honey is produced and sold on a retail level, through farmers’ markets, local grocers, and health food stores and to wholesale clients such as breweries.  Asking prices can vary widely, but $5-12 per pound is typical for bottled honey and around $2.50 per pound ($6 per quart) for bulk honey.  Additional honey products include flavored honey, whipped honey, honey butter, honey flavored candies.

Beeswax is also a lucrative product which is used for beeswax candles and cosmetic products.  Bee pollen, also called bee bread or ambrosia, is reputed to have health benefits when consumed and is sold in health food stores.  Propolis, a resinous substance found in beehives, is used commercially in musical instruments, chewing gum, and car wax.  It is also used medicinally as an antimicrobial, an emollient, and an anti-inflammatory.  Finally, royal jelly, a bee secretion, is used in some beauty products and is also reported to provide beneficial health effects to those consuming it.

We estimate that approximately 50% of our revenues will be derived from sales of honey and honey bee products and the balance of our revenue through leasing our beehives for pollination.

Principal Products or Services and Their Markets

Pollination

Our main service is bee pollination.  There is an enormous demand for crop pollination services due to shortage of beekeepers and an increased demand for almonds, which are California’s 5th leading agricultural commodity valued at $2.3 billion in farm value.  Nearly 90% of the hives now estimated to exist in the U.S. are needed to pollinate California’s almond groves each spring.  More than 1.2 million bee hives are required each year to pollinate California’s 650,000 bearing acres of almond with 20,000 new acres added this year.  Commercial beekeepers rent two or more hives per acre to adequately pollinate 70 – 120 tress found on each acre.

Almond is not the only culture which requires bees for pollination.  With more than 100 crops in California requiring pollination to reproduce, flower or yield, honeybees are in high demand as the most efficient of all pollinators.  The shortage of hives in California has become so severe that some beekeepers travel from as far as Florida and from abroad, especially Australia, to bring their bees to California for pollination season.

Natural cross-pollination can be difficult in areas where land development has eliminated the natural habitat of pollinating insects, and widespread disease among bee colonies has increased the demand for “bees for rent.”

We currently charge $120 per hive for bee pollination services.  We deliver hives to the requested location for almond pollination services where they stay during the blooming season which typically lasts 3 to 4 weeks.

Bees Sales

As a part of our business model, we sell nucs, or Nucleus Colonies which are small honey bee colonies created from larger colonies.  The term refers both to the smaller size box and the colony of honeybees within it.  The name is derived from the fact that a nuc hive is centered around a queen – the nucleus of the honey bee colony.  We also sell queen bees.

Swarm Removal

We offer bee swarm removal services.  We charge a flat fee of $100 plus travel if outside our immediate area, for swarm removal if the bees are outside the building structure or simply hanging from an object such as a tree or near a pool, waterfall or a pond.  Cost for swarm removal from a structure is on a case by case basis.

Swarm removal services are typically rendered from July to October which is the swarming season.

Honey Products

Honey is described as a sweet product created by honey bees and other species, derived from flower nectar.  Honey does not need any more products to be added to it.  It is naturally made and gets it sweetness from monosaccharides fructose and glucose that have about the same sweetness as granulated sugar.  Honey has advantageous properties for baking, plus a unique flavor that makes people choose it over sugar and other kinds of sweeteners.

Honey has several uses such as for cooks, chefs, dieters and therapists.  Some of the main uses of honey include baking, cooking, bread spreads, tea and food sweetener and skin rejuvenation.  Honey is used in different commercial beverages to make these sweeter.  It is the main ingredient in mead, also called honey beer or honey wine.

The honey market is currently very strong, especially for locally-produced honey, specialty honey and certified Kosher or organic honey.  Prices for local honey have nearly doubled in the past three years, reflecting what we believe is a high demand for the product.  Honey produced from the nectar of certain trees, such as tulip poplar, sourwood, and basswood often bring a premium price.  Our market options include farmers’ markets, health food stores, roadside stands and agritourism sites among others.  We will also consider selling our honey in bulk to a honey packer or cosmetics companies dependent on honey for their product development.

Beeswax is another product created by bees that has several functions.  Beeswax is commercially used to create cosmetic products, fine candles and pharmaceutical products.  It is used in furniture and shoe polish.  Beeswax is the base for modeling waxes.  Beeswax can be used as an adhesive material and as an ingredient to moustache wax and hair pomades.  It is also used as a skin product when mixed with oil based creams and petroleum jelly.

Our Operations

Beekeeping is not a seasonal enterprise, but requires year-round management.  We regularly open each hive to examine the condition of the brood, check food stores, look for signs of disease and pests and perform various hive maintenance tasks.  Every other spring the queen is replaced.

While some inspections can be brief, it is important that the hive be examined in a timely manner throughout the year.  Swarming, which greatly reduces hive strength, is most often associated with overcrowding in the hive.  To avoid swarming and mites infestation, we work year-round to maintain quality hives to insure the premium price during the pollination services.

We collect honey during the honey season which is typically March through July.  The collection period varies each year and heavily depends on weather conditions.  Collecting honey is achieved by using smoke from a bee smoker to pacify the bees.  The frames with sealed honeycombs are removed from the hives and the honey is extracted from that, using a honey extractor.  The honey is then filtered and put into 55 gallon barrels from which is it bottled into container and jars.  It takes from one to two months from extracting hone from the fames to finally bottling it into jars.

Flavors of honey depend on the nectar source.  Mono-floral, in demand honeys such as buckwheat, star thistle, sour-wood, tulip poplar, clover, orange, lavender, and tupelo generally command higher prices.  Most of our honeys are orange, buckwheat and avocado.  We never process, treat or expose our honeys to heat ensuring all the active living enzymes and antioxidants are intact.  Our honey comes in its pristine form directly from the hive.

Our Competition

The market for honey and bee products is highly competitive.  Additionally, since more and more attention is being brought to the subject of healthy eating, consumption and application of organic products, there have been an increasing number of new entrants, honey suppliers and honey packers penetrating the local market.

There is a fierce competition in the pollination industry.  Almond pollination season attracts beekeepers from the entire United States and Australia.  According to the Almond Board of California, about 4,000 commercial beekeepers are bringing their hives for pollination each year.

Some of our competitors include San Luis Rey Apiary, Chaparral Honey, R&E Beekeeping, Julian Honey Company, Cary’s Honey Farms and others.  Many of our competitors sell all or most of their honey wholesale to one or more honey packers or cosmetics companies.

Many of these businesses have longer operating histories and significantly greater financial, technical, marketing and managerial resources than we do.  We expect that we will continue to face additional competition from new entrants into the market in the future.

Status of Any Publicly Announced New Product or Service.

We have not developed any new or unique products or services that would make us stand above our competition. While the Internet will provide a new tool for advertising and customer interface, there has been no significant change in the services we provide. We will be utilizing the Internet as a mainstay of our future advertising and support for our sales representatives. Additionally our research will be focused on how our competitors are utilizing advanced technology and changes in building methods. We will also be researching how to expand sales force to offer our products in the best manner.

Dependence on Limited Customers

We do not have to rely on any one or a limited number of customers for our business. We hope to further increase our client base as we expand operations. Accordingly, we may have to rely on our core market in the San Diego and Bakersfield, CA area while we attempt to acquire other customers within such market.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts

At the present time we do not own or have any domain names, patents, trademarks, licenses (other than the usual business license), franchises, concessions, royalty agreements or labor contracts. However, in the future, our success may depend in part upon our ability to preserve our trade secrets, obtain and maintain patent protection for our technologies, products and processes, and operate without infringing upon the proprietary right of other parties. However, we may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable. Although we may take action to protect our unpatented trade secrets and our proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors, we cannot guarantee that:

(a)

these agreements will not be breached;

(b)

we would have adequate remedies for any breach; or

(c)

our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.

We cannot guarantee that our actions will be sufficient to prevent imitation or duplication of either our products or services by others or prevent others from claiming violations of their trade secrets and proprietary rights.

Government Regulation

We are subject to a limited variety of local, state, and federal regulations. While we believe that our operations are in compliance with all applicable regulations, there can be no assurances that from time to time unintentional violations of such regulations will not occur. We are subject to federal, state and local laws and regulation applied to businesses, such as payroll taxes on the state and federal levels. In general, our beekeeping activities are subject to local business licensing requirements. Our current business requires that we comply with state corporate filings, city or county business license and the necessary business liability insurance. The requirements of these regulations are minimal and do not cause any undue burden.

Internet access and online services are not subject to direct regulation in the United States. Changes in the laws and regulations relating to the telecommunications and media industry, however, could impact our business. For example, the Federal Communications Commission could begin to regulate the Internet and online service industry, which could result in increased costs for us. The laws and regulations applicable to the Internet and to our services are evolving and unclear and could damage our business. There are currently few laws or regulations directly applicable to access to, or commerce on, the Internet. Due to the increasing popularity and use of the Internet, it is possible that laws and regulations may be adopted, covering issues such as user privacy, defamation, pricing, taxation, content regulation, quality of products and services, and intellectual property ownership and infringement. Such legislation could expose us to substantial liability as well as dampen the growth in use of the Internet, decrease the acceptance of the Internet as a communications and commercial medium, or require us to incur significant expenses in complying with any new regulations.

Our Employees

As of February 6, 2012, our President and Director, Vladimir Lyashevskiy, is our sole employee.

Description of Property

We do not own any real property. Our business is presently operated from the residence of our President.

Legal Proceedings

We are not currently a party to any legal proceedings nor are any contemplated by us at this time.

Market Price of and Dividends on the Company’s Common Equity and Related Stockholder Matters

Our common stock is not quoted or traded on any quotation medium at this time. We intend to apply to have our common stock included for quotation on the Over-The-Counter Bulletin Board (“OTC Bulletin Board”). There can be no assurance that an active trading market for our stock will develop. If our stock is included for quotation on the OTC Bulletin Board, price quotations will reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Should a market develop for our shares, the trading price of the common stock is likely to be highly volatile and could be subject to wide fluctuations in response to factors such as actual or anticipated variations in quarterly operating results, announcements of technological innovations in building construction, new sales formats, or new services by us or our competitors, changes in financial estimates by securities analysts, conditions or trends in commercial real estate markets, changes in the market valuations of commercial real estate, announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments, additions or departures of key personnel, sales of common stock and other events or factors, many of which are beyond our control. In addition, the stock market in general, and the market for commercial real estate development in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such companies. These broad market and industry factors may materially adversely affect the market price of the common stock, regardless of our operating performance. Consequently, future announcements concerning us or our competitors, litigation, or public concerns as to the commercial value of one or more of our products or services may cause the market price of our common stock to fluctuate substantially for reasons which may be unrelated to operating results. These fluctuations, as well as general economic, political and market conditions, may have a material adverse effect on the market price of our common stock.

At the present time we have no outstanding options or warrants to purchase securities convertible into common stock.

There are 855,000 shares of common stock that could be sold by the selling shareholders according to Rule 144 that we have agreed to register. A brief description of Rule 144 follows:

The common stock sold in this offering will be freely transferable without restrictions or further registration under the Securities Act, except for any shares purchased by an ”affiliate.” An “Affiliate” is a person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control of the issuer. The definition of an “Affiliate” is critical to the operation of Rule 144, promulgated under the Securities Act. Rule 144 provides for restrictions on the amount of securities that can be sold by an affiliate during a given period of time. In general, pursuant to Rule 144, a shareholder who has satisfied a six month holding period may, under certain circumstances, sell within any three month period a number of securities which does not exceed the great of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Further, Rule 144 permits, under certain circumstances, the sale of securities, without any quantity limitation, by our shareholders who are not affiliates and who have satisfied a one-year holding period.

Cash dividends have not been paid during the last three (3) years. In the near future, we intend to retain any earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. The declaration and payment of cash dividends by us are subject to the discretion of our board of directors. Any future determination to pay cash dividends will depend on our results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant at the time by the board of directors. We are not currently subject to any contractual arrangements that restrict our ability to pay cash dividends.

We have twenty five (25) stockholders of record of our common stock as of February 6, 2012.

Impact of the “Penny Stock” Rules On Buying Or Selling Our Common Stock

The SEC has adopted penny stock regulations which apply to securities traded over-the-counter. These regulations generally define penny stock to be any equity security that has a market price of less than $5.00 per share or an equity security of an issuer with net tangible assets of less than $5,000,000 as indicated in audited financial statements, if the corporation has been in continuous operations for less than three years. Subject to certain limited exceptions, the rules for any transaction involving a penny stock require the delivery, prior to the transaction, of a risk disclosure document prepared by the SEC that contains certain information describing the nature and level of risk associated with investments in the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Monthly account statements must be sent by the broker-dealer disclosing the estimated market value of each penny stock held in the account or indicating that the estimated market value cannot be determined because of the unavailability of firm quotes. In addition, the rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $5,000,000). These practices require that, prior to the purchase, the broker-dealer determined that transactions in penny stocks were suitable for the purchaser and obtained the purchaser’s written consent to the transaction. If a market for our common stock does develop and our shares trade below $5.00 per share, it will be a penny stock. Consequently, the penny stock rules will likely restrict the ability of broker-dealers to sell our shares and will likely affect the ability of purchasers in the offering to sell our shares in the secondary market.

Trading in our common stock will be subject to the “penny stock” rules.

Reports to Security Holders

We will file reports and other information with the U.S. Securities and Exchange Commission (“SEC”). You may read and copy any document that we file at the SEC’s public reference facilities at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 1-800-732-0330 for more information about its public reference facilities. Our SEC filings will be available to you free of charge at the SEC’s web site at www.sec.gov.

We are not required by Nevada law to provide annual reports. At the request of a shareholder, we will send a copy of an annual report to include audited financial statements. In the event we become a reporting company with the SEC, we will file all necessary quarterly and annual reports.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this report. The management’s discussion, analysis of financial condition, and results of operations should be read in conjunction with our financial statements and notes thereto contained elsewhere in this prospectus.

Our Business Overview

Royal Bees Company maintains bee yards (apiaries) in southern California.  We are a beekeeping business focused on harvesting pure hone, providing pollination, bee swarm removal services and sales of bees.  Since our formation in June 2010, we have not been involved in any new development activity. We have concentrated on renting and managing our beehives in the southern California area and producing honey products for sale.

Our expenses consist of depreciation and amortization of equipment, consulting fees and general and administrative expenses.

We have no long-term commitments in the form of leases or loans. Additional working capital, when necessary, has been provided by a shareholder in the form of short-term revolving loans from shareholder.

Royal Bees has been doing business under their current name since June 2010 when the corporation was formed.

We do not have any off-balance-sheet arrangements.

How long can we satisfy our cash requirements and will we need to raise additional funds in the next 12 months?

Our Plan of Operation for the next twelve months is to raise capital to continue to acquire and develop additional beehives and expand our market area for pollination services as well as expand our market for honey products. Although we are not presently engaged in any capital raising activities, we anticipate that we may engage in one or more private offering of our company’s securities after the completion of this offering. We would most likely rely upon the transaction exemptions from registration provided by Regulation D, Rule 506 or conduct another private offering under Section 4(2) of the Securities Act of 1933.

In the event we raise additional capital, we will be able to implement our expansion in accordance with our business plan. We anticipate that we will use the funds raised to fund equipment purchases and for marketing activities, beehive acquisitions and working capital. Our failure to market and promote our services will harm our business and future financial performance. If we are unable to expand our operations within the next twelve months, we will likely see a decrease in the ability of increasing our revenues. We cannot guarantee that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then we may not be able to expand our operations. If adequate funds are not available, we believe that our officers and directors will contribute funds to pay for some of our expenses. However, we have not made any arrangements or agreements with our officers and directors regarding such advancement of funds. We do not know whether we will issue stock for the loans or whether we will merely prepare and sign promissory notes. If we are forced to seek funds from our officers or directors, we will negotiate the specific terms and conditions of such loan when made, if ever. None of our officers or directors is obligated to pay for our expenses. Moreover, none of our officers has specifically agreed to pay our expenses should we need such assistance.

Summary of product research and development

We are not currently nor do we anticipate in the future to be conducting any research and development activities, other than the research to expand our operations and market area.

Growth Strategy

Our goal is to become one of the largest beekeeping businesses in southern California, providing a wide variety of bee products and pollination services, educating people about bees, their importance for the survival of plants and other crops.  In order to accomplish our goal, we have implemented a strategy that includes:

(a)

Increasing the existing quantity of hives for next year pollination services by splitting colonies and purchasing nucs (bee packages) with new bee queens for most effective breeding and colony reproduction.  Achieving these results may require supplemental feeding with candy patties and sugar syrup as well as a treatment for mites and pesticides.

(b)

Commencing professional production and bottling of hone to augment profits.  This will include printing professionally looking labels and bottling honey.  We will be marketing our product through our website and Twitter.com account at twitter.com/royalbees to increase our visibility and market presence.  The honey will be sold on farmer’s markets and through our website.  Initially we will use PayPal for website sales and based on traffic information and inquiries we will estimate if it is cost effective to provide credit card processing services in the future.

(c)

Diversifying into other crops requiring pollination.  With more than 100 crops in California requiring pollination to reproduce, flower or yield, honeybees are in high demand as the most efficient of all pollinators.  Almond’s pollination is required only once a year for a time not exceeding 6 weeks.  Diversifying into different crops will allow us to increase our profits for services while expanding our honey product assortment.

(d)

Enhanced presence on the pest control market.  We will work to increase our visibility as a bee swarm removing company.  Our strategy will focus on relaying a simple but true message on the importance of honeybees and their invaluable benefit to our nature.  The majority of our past swarm removal customers chose our company to make sure the removed bees would be relocated into a safe environment without damage to the colony.

(e)

Nuc production.  We may start producing nucs by splitting hives in the spring which will increase our service capability and honey production as well as provide another product by selling nucs.

Marketing Plan

Our sales and marketing efforts are focused on strengthening our name and building our reputation as a reliable, local and quality provider of honey, bee products and services at reasonable prices. We intend to establish our initial customers via existing relationships that we have and will develop through referrals.

We will submit a link to our website to other websites offering similar products and services.  To improve our chances of attracting repeat customers we are planning on adding new products such lip balms, honey based lotions and other cosmetics products.

We intend to engage in direct mail marketing, local advertising and internet links to our website to generate name recognition and attract new customers.

We believe that our customers will find the values and benefits of our products and services to be superior to their other options.  We will implement the following and plan to provide our customers with:

(a)

Locally produced honey at reasonable, retail prices. Honey has long been known for its medicinal qualities and great taste. For those who dread the first spring blooms because of seasonal allergies, local honey may be the only natural solution. It prevents the symptoms of seasonal allergies. Consuming about 2 table spoons of local honey a day works exactly like an allergy shot. As public becomes more aware and educated they are looking for only locally produced honey. It is a great idea to consume raw, unprocessed, local honeys that is no farther than 100 mile radius from where you live and work, because it is the local vegetation that is releasing the irritants into the atmosphere that are causing allergies.

(b)

We also plan to gradually expand our product offerings and geographical markets. Our plans include delivery of honey and bee products directly to customer for a small additional fee or no charge at all if the customer meets minimum order requirement for free delivery.

(c)

Obtaining quality, organic, kosher and other certifications.  Organic certification addresses a growing worldwide demand for organic food. For consumers, "certified organic” or “kosher “serves as a product assurance, similar to "low fat", "100% whole wheat", or "no artificial preservatives

(d)

Working with retail outlets to promote honey and other honey bee products and build customer loyalty for our products.

Critical Accounting Policies and Estimates

The policies discussed below are considered by our management to be critical to an understanding of our financial statements because their application places the most significant demands on our management’s judgment, with financial reporting results relying on our estimation about the effect of matters that are inherently uncertain. Specific risks for these critical accounting policies are described below. For these policies, our management cautions that future events rarely develop as forecast, and that best estimates may routinely require adjustment.

The SEC has issued cautionary advice to elicit more precise disclosure about accounting policies management believes are most critical in portraying our financial results and in requiring management’s most difficult subjective or complex judgments.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make judgments and estimates. On an ongoing basis, we evaluate our estimates, the most significant of which include establishing allowances for doubtful accounts and determining the recoverability of our long-lived tangible and intangible assets. The basis for our estimates are historical experience and various assumptions that are believed to be reasonable under the circumstances, given the available information at the time of the estimate, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily available from other sources. Actual results may differ from the amounts estimated and recorded in our financial statements.

We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.

Going Concern. These financial statements have been prepared on a going concern basis. The Company had a working capital deficiency of $29,227 at December 31, 2010, and had an accumulated deficit of $49,340 since inception through September 30, 2011. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that the company will be able to continue as a going concern. The Company to date has funded its initial operations through the issuance of shares of capital stock and loans from a third party in the amount of $60,000. Management plans to continue to provide for its capital needs by the issuance of common stock and related or third party advances. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

Revenue Recognition. We recognize revenue in accordance with the accounting standards, which requires that four basic criteria be met before revenue can be recognized: (i) persuasive evidence that an arrangement exists; (ii) the price is fixed or determinable; (iii) collectability is reasonably assured; and (iv) product delivery has occurred or services have been rendered. The Company recognizes its revenue on the accrual basis which considers revenue to be earned when the services have been performed.

Long-Lived Assets. Long-lived assets, including property, plant and equipment, and intangible assets with determinable lives, are evaluated for impairment whenever events or changes in circumstances indicate that the carrying value of the assets may not be fully recoverable. An impairment loss is assessed if the undiscounted expected future cash flows generated from an asset are less than its carrying amount. Impairment losses are recognized for the amount by which the carrying value of an asset exceeds its fair value. The estimated useful lives of all long-lived assets are periodically reviewed and revised if necessary.

Fair Value Instruments. The Company’s balance sheets include the following financial instruments: cash, receivable from affiliate, accounts payable and loan from stockholder. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization. The carrying values of the loan from stockholder approximates fair value based on borrowing rates currently available to the Company for instruments with similar terms and remaining maturities.

Income Taxes. The Company accounts for income taxes under FASB Codification Topic 740 which requires use of the liability method. Topic 740 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purpose, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized. A valuation allowance may be applied against the net deferred tax due to the uncertainty of its ultimate realization.

Results of Operations

Results of Operations for the Year Ended December 31, 2010.

From our inception on June 16, 2010 through the year ended December 31, 2010, we had net sales of $5,571 with cost of goods sold at $50 for a gross profit of $5,521.  Our expenses included depreciation of $5,143 and amortization of $268, consulting fees of $6,043 and general and administrative expenses of $11,454 for total expenses of $22,908.  We had interest expense of $3,067 for a net loss at December 31, 2010 of $20,454.

Results of Operations for the Nine Months Ended September 30, 2011 and September 30, 2010.

For the nine months ended September 30, 2011 we had net sales of $19,579 with cost of goods sold at $588 for a gross profit of $19,579 compared to $36 in net sales and $2 for cost of goods sold for a net profit of $34 for the period from inception on June 16, 2010 to September 30, 2010.

Our expenses were $43,857 for the nine months ended September 30, 2011 and included $8,667 in depreciation, $1,215 in amortization, $10,700 in consulting fees and $23,275 in general and administrative expense.  We had a net loss from operations of $24,278 for the nine months ended September 30, 2011.  From inception on June 16, 2010 through September 30, 2010, we had expenses of $15,032 which included $2,250 in depreciation, $5,983 in consulting fees and $6,799 in general and administrative expenses for a net loss from operations of $14,998.

For the nine months ended September 30, 2011 we had $1 in interest income and $4,608 in interest expense which resulted in a total net loss of $28,886.  For the period from inception on June 16, 2010 through September 30, 2010, we had interest expense of $1,455 for a total net loss of $16,453.

Liquidity & Capital Resources

We raised $32,040 from sales of our restricted common stock.  We also have notes payable to a third party.  We borrowed $60,000 with accrued interest of $2,967 as of December 31, 2010.  At December 31, 2010, we had $31,265 cash on hand, inventory of $1,859, $616 in prepaid expenses, fixed assets of $37,771 which consists of equipment, hives, construction materials and vehicles less accumulated depreciation.  Our total assets as of December 31, 2010 were $71,512.  Our liabilities at December 31, 2010 were $2,967 in accrued interest and $60,000 in a note payable for total liabilities of $62,967.

At September 30, 2011, we had $102 cash on hand, $1,760 in inventory and $4,309 in inventory, fixed assets of $40,955 which consists of equipment, hives and vehicles less accumulated depreciation for total assets of $47,126.  Our liabilities at September 30, 2010 were $7,467 in accrued interest and $60,000 in a note payable for total liabilities of $67,467.

We anticipate that our future liquidity requirements will arise from the need to fund our growth from operations, pay current debt obligations and future capital expenditures. The primary sources of funding for such requirements are expected to be cash generated from operations and raising additional funds from the private sources and/or debt financing. However, we can provide no assurances that we will be able to generate sufficient cash flow from operations and/or obtain additional financing on terms satisfactory to us, if at all, to remain a going concern. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis and ultimately to attain profitability. See “Note 1 – Going Concern” in our financial statements for additional information as to the possibility that we may not be able to continue as a “going concern.”

Our internal liquidity is provided by our operations. The Company is dependent on additional funding to adequately implement its growth plan. The Company will seek capital investment, through private placement of its common stock or through debt arrangement. The Company has historically received temporary debt arrangements from a shareholder to bridge temporary cash needs, however the shareholder has no obligation to continue this arrangement.

While the capital resources of the company are limited from a cash perspective, the credit of the officers and directors for guaranteeing any loan necessary is extremely strong. The company has not established any lines of credit with any banks, however it will consider doing so to fund operations until significant capital is obtained. In the event a supplier or lender requires additional credit to obtain equipment or other business supplies, our officers and directors are willing to extend their credit to accomplish the purchase.

The Company’s management and Board discussed and decided that, while the expansion of its business provides the benefits of diversification and support along with additional revenue streams, it was still not providing sufficient cash flows to facilitate the Company’s principal objective of expanding. Accordingly, the Company’s Board and management decided to undertake the filing of an S-1 Registration Statement with the Securities and Exchange Commission to register the current issued and outstanding shares to make an investment in the Company more attractive to future potential investors.

Although no assurances can be made, we believe that our expenses will increase proportionately to revenues during the fiscal year ending December 31, 2011.

Plan of Operation

Since we are not offering shares for sale in a primary offering, it is the intention of Royal Bees to raise additional capital through private sources or debt financing. In the event we do a private placement of our shares, we will file a Form D with the Commission as well as register our offering in those states that require such registration. The following is a breakdown of how we will use any proceeds raised through a private placement or debt financing.

In the event we raise only a nominal amount from the sale of our securities in a private placement or debt financing, $250,000 or less, we will use the proceeds to pay for any legal and accounting costs that may exist, office expenses and expansion expenses including capital equipment purchases, advertising and marketing costs and to pay secured creditors if any there may be. Any remaining funds will be used towards implementation of our expansion of operations.

We expect to use all of the net proceeds for general corporate purposes, including the costs of this registration, business expansion, and working capital. The amounts we actually expend for working capital and other purposes may vary and will depend on a number of factors including, but not limited to, the actual net proceeds received, the amount of our future revenues and other factors described under “Risk Factors.” Accordingly, our management will retain broad discretion in the allocation of the net proceeds. A portion of the net proceeds may also be used to purchase complimentary businesses assets or technologies. We have no current plans or agreements or commitments with respect to any of these transactions and we are not currently engaged in any negotiations with respect to any of these transactions. Management’s allocation of proceeds may change in the event competing beekeepers realize that we are expanding our operations and they may try to prevent us from trying to gain additional clients by implementing expansion strategies of their own on a competing basis. This would necessitate management allocating funds for additional sales and advertising creating a more long term approach. Quick expansion requires additional personnel, insurance, payroll taxes, and normal operating expenses that must be increased. In this scenario, less money would be spent on marketing. Conversely, if it takes more time anticipated to gain additional customers, more money would be spent on marketing and advertising and less on additional personnel. Expansion of sales and marketing activities, strategic alliances or joint ventures, and corporate partnering arrangements will be considered as alternatives at management’s discretion.  Management understands its fiduciary responsibility to its shareholders and as a part of any future business strategy it will consider roll-ups, joint ventures, strategic alliances, acquisitions and mergers to increase shareholder value.

Upon registration with the U.S. Securities Exchange Commission, 5,855,000 of our outstanding shares of common stock will be eligible for resale under the Securities Act. We will not realize any proceeds from any actual resale of the shares sold by the selling security holders.

Dilution

While there will be no dilution to existing shareholders from the resale offering, dilution may occur in the event we chose to raise capital through a private offering or debt financing.

The issuance of further shares and the eligibility of further issued shares for resale will dilute our common stock and may lower the price of our common stock. If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay for the common stock and the pro forma as adjusted net tangible book value per share of our common stock at the time of sale. We calculate net tangible book value per share by calculating the total assets less intangible assets and total liabilities, and dividing it by the number of outstanding shares of common stock.

In the future, we may issue additional shares, options and warrants ad we may grant stock options to our officers, employees, directors, and consultants under a stock option plan, all of which may further dilute our net tangible book value.

Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

None.

Directors and Executive Officers

The names and ages of our directors and executive officers are set forth below. Our By-Laws provide for not less than one and not more than fifteen directors. All directors are elected annually by the stockholders to serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified.

Table 3.0 Directors and Executive Officers

Name	Age	Position
Vladimir Lyashevskiy	48	President, Secretary, Treasurer and Chairman of the Board of Directors (1)

(1)

This is the first Directorship of a reporting company held by Mr. Lyashevskiy and he will serve as a director until the next annual shareholder meeting.

Background of Executive Officers and Director

Mr. Lyashevskiy founded VVL Construction in 2003 and continues to work in the construction industry in southern California.  Mr. Lyashevskiy started beekeeping as a hobby which quickly grew into a full time job.  In May of 2009, he registered Royal Bees Company in California and he now supervises a large apiary of about 250 hives that service the San Diego and Bakersfield, California areas providing commercial pollination as well as selling honey to local residents and businesses.

Executive Compensation

The following table sets forth information concerning the annual and long-term compensation of our Chief Executive Officer, and the executive officers who served at the end of the fiscal years December 31, 2010, for services rendered in all capacities to us. The listed individuals shall hereinafter be referred to as the “Named Executive Officers.” Currently, we have no employment agreements with any of our Directors or Officers. All of our directors are unpaid. Compensation for the future will be determined when and if additional funding is obtained.

Table 4.0 Summary Compensation

Long-Term Compensation
		Annual Compensation			Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Other
				Annual	Restricted	Securities	LTIP	All Other
		Salary	Bonus	Compen-	Stock	Underlying	Payouts	Compensa-
Name and principal position	Year	($)	($)	sation ($)	Award(s) $	Options/SARS	($)	tion ($)
Vladimir Lyashevskiy (1), President,	2010	-0-	-0-	-0-	-0-	-0-	-0-	$7,053 (2)
Secretary, Treasurer and Chairman of the
Board of Directors

(1)

There is no employment contract with Mr. Lyashevskiy at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.

(2)

We paid Mr. Lyashevskiy $7,053 for consulting fees.

Compensation Committee Interlocks and Insider Participation

Currently, our Board of Directors consists of Mr. Vladimir Lyashevskiy. We are not actively seeking additional board members at this time. At present, the Board of Directors has not established any committees.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information concerning the beneficial ownership of shares of our common stock with respect to stockholders who were known by us to be beneficial owners of more than 5% of our common stock as of February 6, 2012, and our officers and directors, individually and as a group. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities. In accordance with the SEC rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees, if applicable. Subject to community property laws, where applicable, the persons or entities named in Table 5.0 (See “Selling Security Holders”) have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Table 5.0 Beneficial Ownership

Amount and Nature of Beneficial Ownership Percent of Class (1)
Title of Class	Name and Address of Beneficial Owner	Before Offering	After Offering	Before Offering	After Offering
Common Stock	Vladimir Lyashevskiy	10,000,000	5,000,000	92.12%	46.06%

Common Stock	All Executive Officers and Directors as a Group (1)	10,000,000	5,000,000	92.12%	46.06%

(1)The percentages are based on a Before-Offering total of 10,855,000 shares of common stock issued and outstanding as of the date of this prospectus and assumes all of the 5,855,000 shares of our selling security holders’ shares will be sold.

Transactions With Related Persons, Promoters and Certain Control Persons

Other than the $7,053 paid to our officer and director for consulting fees and reimbursements for construction materials and office supplies, to the best of our knowledge there are no transactions involving any director, executive officer, or any security holder who is a beneficial owner or any member of the immediate family of the officers and directors, or any related persons or promoters.

Director Independence

We do not presently have any independent directors. We consider independent directors to be individuals who are not employed by the Company in any capacity and who do not have any equity ownership interest in the Company. Our Board of Directors is comprised solely of our President, Vladimir Lyashevskiy who also serves as our Secretary and  Treasurer. We intend to seek independent directors for our board of directors when the market conditions improve and we are able to provide compensation for our board of director members.

Item 12A. Disclosure of Commission Position on Indemnification for Securities Act Liabilities.

Our Articles of Incorporation do include a provision under Article Twelfth, to permit us to indemnify any Director, Officer, agent or employee as to those liabilities and on those terms and conditions as appropriate and to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

Our By-Laws, Article V, do permit up to indemnify any Director, Officer, agent or employee as to those liabilities and on those terms and conditions as appropriate and to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of Royal Bees Company, Inc. pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is unenforceable.

Board of Directors

Royal Bees Company, Inc.

Escondido, Ca

Report of Independent Registered Public Accounting Firm

We have audited the balance sheet of Royal Bees Company, Inc. as of December 31, 2010 and the related statements of operations, stockholders’ equity and cash flows from June 16, 2010 (date of inception) to December 31, 2010.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the schedule of accounts receivable.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Royal Bees Company, Inc. as of December 31, 2010, the results of operations, stockholders’ equity and its cash flows from June 16, 2010 (date of inception) to December 31, 2010 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has incurred net losses since inception, which raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

/s/ R.R. Hawkins & Associates International, a PC

November 14, 2011

Los Angeles, CA

Royal Bees Company, Inc.

Balance Sheet

December 31, 2010

2010
ASSETS
Current Assets
Cash in Bank	$31,265
Inventory	326
Total Current Assets	31,591
Fixed Assets
Equipment/Hives	9,812
Vehicles	27,414
Total Fixed Assets	37,226
(Less) Accumulated Depreciation	(5,143)
Total Fixed Assets	32,083
Total Assets	$63,674

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable-trade	$-
Accrued Interest	2,967
Notes payable - short term	60,000
Total Current Liabilities	62,967
Long Term Liabilities
Notes payable
Total Long Term Liabilities	-
Total Liabilities	62,967
Shareholders' Equity
Capital stock, 100,000,000 shares authorized 10,855,000 shares outstanding	33,040
Paid-In Capital	(4,041)
Retained Earnings	(28,291)
Total Shareholder's equity	707
Total Liabilities and Shareholders' Equity	$63,674

The accompanying notes are an integral part of these financial statements.

Royal Bees Company, Inc.

Statement of Operations

For the period ending December 31, 2010

2010
Net sales	$5,571

Cost of goods sold	0

Gross Profit	5,571

Expenses
Depreciation	5,143
Construction materials	6,088
Consulting fees	6,043
General and Administrative Expenses	13,522
Total expenses	30,795
Net (loss) from operations	(25,224)

Other income and (expenses)
Interest Expense	(3,067)
Total other income and (expense)	(3,067)

Net (loss)	$(28,291)

Net loss per share	$(0.01)

Weighted average of outstanding shares	10,855,000

The accompanying notes are an integral part of these financial statements.

Royal Bees Company, Inc.

Statement of Shareholders' Equity

For the period ended December 31, 2010

		No Par
		Common		Paid in	Retained
Date	Description	shares	Amount	Capital	Deficit	Total

06/16/10	Opening Balance
06/30/10	Loan contribution - related party	-	-	(4,041)	-	(4,041)
08/20/10	Founders shares issued for cash	10,000,000	1,000	-	-	1,000
11/08/10	Shares sold for cash	540,000	540	-	-	540
12/20/10	Shares sold for cash	305,000	30,500	-	-	30,500
12/27/10	Shares sold for cash	10,000	1,000	-	-	1,000
	Net Income/Loss	-	-	-	(28,291)	(28,291)
	December 31, 2010	10,855,000	33,040	(4,041)	(28,291)	707

The accompanying notes are an integral part of these financial statements.

Royal Bees Company, Inc.

Statement of Cash Flows

For the period ended December 31, 2010

2010
Cash flows from operations
Net (Loss)	$(28,291)
Adjustments to reconcile net income to net operating activities
Depreciation	5,143
(Increase) Decrease in accounts receivable	0
Increase (Decrease) in accounts payable	0
Increase (Decrease) in other accrued expenses	2,967
Rounding error	0
Net cash provided by operations	(20,182)

Investing Activities
Purchase of fixed assets	37,453
Purchase of other assets
Net cash used in investing activities	37,453

Financing Activities
Sale of Stock	33,040
Shareholder contribution	(4,140)
Borrowings for purchase of assets	60,000
Net cash generated by financing activities	88,900

Increase (decrease) in cash and equivalents	31,265
Cash at the beginning of period	0
Cash at the end of period	$31,265

Supplemental disclosures to the Statement of Cash Flows
State Franchise tax paid	$0
Interest paid	$100

The accompanying notes are an integral part of these financial statements.

Royal Been Company, Inc.

Footnotes to Financial Statements

As of December 31, 2010

NOTE 1

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of the business – The Company was incorporated under the laws of the State of Nevada on June 16, 2010. The Company’s primary business is harvesting honey from their beehives as well as renting out their bees to pollinate fields for farmers and other agricultural ventures.

Pervasiveness of estimates – The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from these estimates.

Cash and cash equivalents – For financial statement presentation purposes, the Company considers all short term investments with a maturity date of three months or less to be cash equivalents.

Inventories – The Company inventories are comprised of honey (raw goods), containers and labels in which to package the honey for sale, and finished goods ready for sale. The Company accounts for its inventory by applying the lower of cost or market method, on a first-in, first-out (FIFO) basis.

Property and Equipment – Property and equipment is stated at cost. Depreciation on property and equipment is calculated using the straight-line method over the estimated useful lives of the assets.

Trucks and trailers

3 years

Hives

5 years

Hive construction

5 years

Expenditures for major renewals and betterments that extend the useful lives of the assets are capitalized and amortized over 5 years.  Expenditures for maintenance and repairs of the assets are charged to expense as incurred.

Loan Fees – Loan fees are stated at cost.  Amortization on loan fees is calculated using the straight-line method over the term of the loans.

Revenue Recognition – Wholesale revenues are recognized when the risks and rewards of ownership have passed to the customer, based on the terms of sale. This occurs upon shipment or upon receipt by the customer depending on the country of the sale and the agreement with the customer. Provisions for sales discounts, returns and miscellaneous claims from customers are made at the time of sale.

Income Tax – The Company accounts for income taxes under ASC 740 "Income Taxes" which codified SFAS 109, "Accounting for Income Taxes." under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Basic and Diluted Net Income (Loss) Per Share  – The Company computes net income (loss) per share in accordance with ASC 260 "Earnings Per Share" which codified SFAS No. 128. "Earnings per Share." ASC 260 requires presentation of both basic and diluted earnings per Share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In Basic and Diluted Net Income (Loss) Per Share computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

Royal Been Company, Inc.

Footnotes to Financial Statements

As of December 31, 2010

Fair Value of Financial Instruments –  Accounting Standard Codification ASC 825 "Financial  Instruments" codified Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. Unless otherwise indicated, the fair values of all reported assets and liabilities, which represent financial instruments, none of which are held for trading purposes, approximate are carrying values of such amounts.

Stock-based compensation ASC 718 "Compensation - Stock Compensation" codified SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans payments award to employees, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights, may be classified as either equity or liabilities. The Company should determine if a present obligation to settle the share-based payment transaction in cash or other assets exists. A present obligation to settle in cash or other assets exists if: (a) the option to settle by issuing equity instruments lacks commercial substance or (b) the present obligation is implied because of an entity's past practices or stated policies. If a present obligation exists, the transaction should be recognized as a liability; otherwise, the transaction should be recognized as equity.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50 "Equity - Based Payments to Non-Employees" which codified SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18 ("EITF 96-18"), "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services". Measurement of share-based payment transactions with non-employees shall be based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction should be determined at the earlier of performance commitment date or performance completion date.

Issuance of shares for service  – The Company accounts for the issuance of equity instruments to acquire goods and services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable.

Recent Pronouncements

The following accounting pronouncements if implemented would have no effect on the financial statements of the Company.

In January 2010, the Financial Accounting Standards Board ("FASB") issued an accounting standard update, Fair Value Measurements and Disclosures (Topic 820), Improving Disclosures about Fair Value Measurements. The Update would affect all entities that are required to make disclosures about recurring and nonrecurring fair value measurements. The Board concluded that users will benefit from improved disclosures in this Update and that the benefits of the increased transparency in financial reporting will outweigh the costs of complying with the new requirements. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 30, 2010, and for interim periods within those fiscal years. We are currently evaluating the impact this update will have on our financial statements.

In January 2010, the Financial Accounting Standards Board ("FASB") issued an accounting standard update to address implementation issues related to the changes in ownership provisions in the Consolidation-Overall Subtopic (Subtopic 810-10) of the FASB Accounting Standards Codification?, originally issued as FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements. Subtopic 810-10 establishes the accounting and reporting guidance for noncontrolling interests and changes in ownership interests of a subsidiary. An entity is required to deconsolidate a subsidiary when the entity ceases to have a controlling financial interest in the subsidiary. Upon deconsolidation of a subsidiary, an entity recognizes a gain or loss on the transaction and measures any retained investment in the subsidiary at fair value. The gain or loss includes any gain or loss associated with the difference between the fair value of the retained investment in the subsidiary and its carrying amount at the date the subsidiary is deconsolidated. In contrast, an entity is required to account for a decrease in its ownership interest of a subsidiary that does not result in a change of control of the subsidiary as an equity transaction.

Royal Been Company, Inc.

Footnotes to Financial Statements

As of December 31, 2010

In December 2009, the Financial Accounting Standards Board ("FASB") issued an accounting standard update for improvements to financial reporting by enterprises involved with Variable Interest Entities. The subsections clarify the application of the General Subsections to certain legal entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the legal entity to finance its activities without additional subordinated financial support [FIN 46(R), paragraph 1, sequence 55.1] or, as a group, the holders of the equity investment at risk lack any one of the following three characteristics: [FIN 46(R), paragraph 1, sequence 55.2:

a. The power, through voting rights or similar rights, to direct the activities of a legal entity that most significantly impact the entity's economic performance [FIN 46(R), paragraph 1, sequence 55.2.1];

b. The obligation to absorb the expected losses of the legal entity [FIN 46(R), paragraph 1, sequence 55.2.2];

c. The right to receive the expected residual returns of the legal entity. [FIN 46(R), paragraph 1, sequence 55.2.3].

The amendments in this update to the Accounting Standards Codification are the result of FASB Statement No. 167, Amendments to FASB Interpretation No. 46(R). The adoption of this update to improving the financial reporting by enterprises involved with Variable Interest Entities, as codified in ASC 810, did not have any impact on the Company's financial statements.

In December 2009, the Financial Accounting Standards Board ("FASB") issued an accounting standard update, Transfers and Servicing (Topic 860) Accounting for Transfers of Financial Assets. The amendments in this update to the Accounting Standards Codification are the result of FASB Statement No. 166, Accounting for Transfers of Financial Assets. The adoption of this update did not have any impact on the Company's financial statements.

In May 2011, the FASB issued new authoritative guidance to provide a consistent definition of fair value and ensure that fair value measurements and disclosure requirements are similar between GAAP and International Financial Reporting Standards. This guidance changes certain fair value measurement principles and enhances the disclosure requirements for fair value measurements. This guidance is effective for interim and annual periods beginning after December 15, 2011 and is applied prospectively. The Company does not expect that the adoption of this guidance will have a material impact on its financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s financial statements upon adoption.

NOTE 2

UNCERTAINTY OF ABILITY TO CONTINUE AS A GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements as of December 31, 2010, the company has net accumulated losses since inception of $20,454 and a negative working capital deficiency of $31,702.  These factors raises substantial doubt about its ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the company’s ability to raise additional funds through the sale of stock and / or debt and by implementing its business plan, which calls for increasing sales through marketing its existing services to surrounding businesses in the San Diego area and current industry connections.  As sales increase, the Company intends to broaden its target markets. The financial statements do not include any adjustments that might be necessary if the company is unable to continue as a going concern.

NOTE 3:

PREPAID EXPENSES

The Company prepaid for storage of their raw goods and finished goods inventory for 12 months in July 2010. The amounts were expenses quarterly until expended, and the Company will continue on a month to month basis after the expiration of their prepayments.  As of December 31, 2010, the Company had prepaid storage of $616 and storage expense of $616.

Royal Been Company, Inc.

Footnotes to Financial Statements

As of December 31, 2010

NOTE 4:

INVENTORY

The Company inventories are comprised of honey (raw goods), stored in 60- and 24-gallon buckets, containers and labels in which to package the honey for sale, and finished goods ready for sale. The Company accounts for its container inventory by applying the lower of cost or market method, on a first-in, first-out (FIFO) basis. The Company accounts for its raw honey by calculating a cost per pound based on the care and feeding of the bees in the off-season.  The cost of producing the honey is recalculated each year.  The cost of finished goods inventory is the cost of the honey (raw goods), container and label of the finished product.

As of December 31, 2010, the Company had inventory of $1,859.

NOTE 5

PROPERTY AND EQUIPMENT

The major classifications of equipment are summarized below:

		December 31, 2010
	Estimated Life	2011
Trucks and trailer	3 years	$27,414
Equipment and hives	5 years	$9,812
		$37,226
Less: accumulated depreciation		(5,143)
		$32,083

Hive construction	5 years	$5,956
Less: accumulated amortization		(268)
		$5,688

Depreciation expense for the period ending December 31, 2010 was $5,143.  Amortization expense for the period ending December 31, 2010 was $268.

NOTE 6

NOTES PAYABLE

At various times during the periods, the Company found it necessary to borrow funds from a third party to fund the Company.  These notes bear simple interest of 10% and are due and payable December 31, 2011.  As of December 31, 2010, Notes payable to a third party total $60,000 (See Note 6). The accrued interest on these notes as of December 31, 2010 was $2,967.

NOTE 7

RELATED PARTY TRANSACTIONS

During the period ended December 31, 2010, the company paid its major shareholder $5,983 for consulting fees and reimbursements for construction materials and office supplies, respectively.

In anticipation of forming the company, the major shareholder was loaned $10,000 by a third party.  This loan was assumed by the company in the fourth quarter of 2010.  All imputed interest to the company is calculated from the assumption date.

NOTE 8

COMMON STOCK

In August 2010, the company issued 10 million shares of founder’s stock for $1,000 to the majority shareholder.

In 2 subsequent rounds of financing, the company issued 540,000 shares at $.001/share and 315,000 shares at $.10/share for $540 and $31,500 respectively to independent investors.

As of December 31, 2010, of the 100,000,000 shares of $.001 par value common stock authorized, there were 10,855,000 common stock shares issued and outstanding.

Royal Been Company, Inc.

Footnotes to Financial Statements

As of December 31, 2010

NOTE 9

REVENUES

The Company generates revenues from sales of honey harvested from its hives, rental of bees, sales of nucs (small clusters of bees with a queen) and swarm removal services.

As of December 31, 2010, revenue was generated as follows:

2010
Honey sales	$5,571
Beehive rental	0
Bee Nucs sales	0
Swarm removal	70
Total sales	$5,571

NOTE 10

THREE MONTH DATA- FOURTH QUARTER 2010

2010
Revenue	$5,535
Cost of Goods Sold	$(48)
Gross Profit	$5,487
Expense	(7,875)
Operating Loss	(2,388)
Other Revenue and Expense	(1,613)
Three Month Loss	$(4,001)

NOTE 11

INCOME TAXES

No provision was made for income tax for the periods ending September 30, 2011 and 2010.  The Company, from the date of inception, has incurred net operating losses for tax purposes of approximately $20,454. The net operating loss carry-forward may be used to reduce taxable income through the year 2026. The availability of the Company's net operating loss carry-forwards is subject to limitation if there is a 50% or more change in the ownership of the Company's stock.

There was no significant difference between reportable income tax and statutory income tax. A 100% valuation allowance has been established against the deferred tax asset, as the utilization of the loss carry-forwards cannot reasonably be assured. A reconciliation between the income taxes computed in the United States is as follows:

United States federal income tax rate	15%
Valuation allowance - US federal income tax	(15%)
0

Royal Bees Company, Inc.

Balance Sheet

September 30, 2011 and December 31, 2010

	Unaudited 2011	Audited 2010
ASSETS
Current Assets
Cash in bank	$102	$31,265
Accounts receivable	1,760	-
Inventory	4,309	1,859
Prepaid expenses	-	616
Total Current Assets	6,171	33,740
Fixed Assets
Equipment/Hives	16,638	9,812
Vehicles	27,414	27,414
Total Vehicles	44,052	37,226
(Less) Accumulated Depreciation	(13,810)	(5,143)
Vehicles & Equipment	30,242	32,083
Hive construction	12,196	5,956
(Less) Accumulated Amortization	(1,483)	(268)
Total Fixed Assets	40,955	37,771

Total Assets	$47,126	$71,512
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable-trade	$-	$-
Accrued Interest	7,467	2,967
Notes payable - short term	60,000	60,000
Total Current Liabilities	67,467	62,967
Long Term Liabilities
Notes payable
Total Long Term Liabilities	-	-
Total Liabilities	67,467	62,967
Shareholders' Equity
Capital stock, 100,000,000 shares authorized, par $.00110,855,000 shares outstanding	18,144	18,144
Paid-In Capital	10,855	10,855
Retained Earnings	(49,340)	(20,454)
Total Shareholder's equity	(20,341)	8,545
Total Liabilities and Shareholders' Equity	$47,126	$71,512

The accompanying footnotes are an integral part of these financial statements.

Royal Bees Company, Inc.

Statement of Operations

For the 9 months ending September 30, 2011 and from June 16, 2010 to September 30, 2010

	2011	2010
Net sales	$20,167	$36

Cost of goods sold	(588)	(2)

Gross Profit	19,579	34

Expenses
Depreciation	8,667	2,250
Amortization	1,215	-
Consulting fees	10,700	5,983
General and Administrative Expenses	23,275	6,799
Total expenses	43,857	15,032
Net (loss) from operations	(24,278)	(14,998)

Other income and (expenses)
Interest income	1	-
Interest Expense	(4,608)	(1,455)
Total other income and (expense)	(4,608)	(1,455)

Net (loss)	$(28,886)	$(16,453)

Net loss per share	$(0.01)	$(0.01)

Weighted average of outstanding shares	10,855,000	10,000,000

Royal Bees Company, Inc.

Statement of Shareholders' Equity

For the period ended December 31, 2010

		$.001 par value
		COMMON		PAID IN	RETAINED
Date	Description	SHARES	AMOUNT	CAPITAL	DEFICIT	TOTAL

06/16/10	Opening Balance
06/30/10	Loan contribution - related party	-	-	(4,041)	-	(4,041)
08/20/10	Founders shares issued for cash	10,000,000	10,000	(9,000)	-	1,000
09/30/10	Net income/Loss	-	-	-	(16,453)	(16,453)
	September 30, 2010	10,000,000	10,000	(13,041)	(16,453)	(19,494)

11/08/10	Shares sold for cash	540,000	540	-	-	540
12/20/10	Shares sold for cash	305,000	305	30,195	-	30,500
12/27/10	Shares sold for cash	10,000	10	990	-	1,000
12/31/10	Net Income/Loss	-	-	-	(4,001)	(4,001)
	December 31, 2010	10,855,000	10,855	18,144	(20,454)	8,545

03/31/11	Net Income/Loss	-	-	-	(18,964)	(18,964)
	March 31, 2011	10,855,000	10,855	18,144	(39,418)	(10,419)

06/30/11	Net Income/Loss	-	-	-	(2,017)	(2,017)
	June 30, 2011	10,855,000	10,855	18,144	(41,435)	(12,436)

09/30/11	Net Income/Loss	-	-	-	(7,905)	(7,905)
	September 30, 2011	10,855,000	10,855	18,144	(49,340)	(20,341)

The accompanying footnotes are an integral part of these financial statements.

Royal Bees Company, Inc.

Statement of Cash Flows

For the 9 months ending September 30, 2011 and from June 16, 2010 to September 30, 2010

	2011	2010
Cash flows from operations
Net (Loss)	$(28,886)	$(16,453)
Adjustments to reconcile net income to net operating activities
Amortization	1,215	0
Depreciation	8,668	2,250
(Increase) Decrease in prepaid expenses	616	(924)
(Increase) Decrease in accounts receivable	(1,760)	0
Increase (Decrease) in other accrued expenses	4,500	1,455
Increase (Decrease) in inventory	2,450	(695)
Increase (Decrease) in loans	0	10,000
Net cash provided by operations	(13,197)	(4,367)

Investing Activities
Purchase of fixed assets	11,016	37,226
Purchase of other assets	6,950	5,359
Purchase of inventory	0	0
Net cash used in investing activities	17,966	42,585

Financing Activities
Sale of Stock	0	1,000
Shareholder contribution	0	(4,041)
Borrowings for purchase of assets	0	50,000
Net cash generated by financing activities	0	46,959

Increase (decrease) in cash and equivalents	(31,163)	7
Cash at the beginning of period	31,265	0
Cash at the end of period	$102	$7

Supplemental disclosures to the Statement of Cash Flows
State Franchise tax paid	$0	$0
Interest paid	$0	$0

The accompanying footnotes are an integral part of these financial statements.

Royal Bees Company, Inc.

Footnotes to Financial Statements

As of September 30, 2011 and 2010

NOTE 1

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of the business – The Company was incorporated under the laws of the State of Nevada on June 16, 2010. The Company’s primary business is harvesting honey from their beehives as well as renting out their bees to pollinate fields for farmers and other agricultural ventures.

Pervasiveness of estimates – The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from these estimates.

Cash and cash equivalents – For financial statement presentation purposes, the Company considers all short term investments with a maturity date of three months or less to be cash equivalents.

Inventories – The Company inventories are comprised of honey (raw goods), containers and labels in which to package the honey for sale, and finished goods ready for sale. The Company accounts for its inventory by applying the lower of cost or market method, on a first-in, first-out (FIFO) basis.

Property and Equipment – Property and equipment is stated at cost. Depreciation on property and equipment is calculated using the straight-line method over the estimated useful lives of the assets.

Trucks and trailers

3 years

Hives

5 years

Hive construction

5 years

Expenditures for major renewals and betterments that extend the useful lives of the assets are capitalized and amortized over 5 years.  Expenditures for maintenance and repairs of the assets are charged to expense as incurred.

Loan Fees – Loan fees are stated at cost.  Amortization on loan fees is calculated using the straight-line method over the term of the loans.

Revenue Recognition – Wholesale revenues are recognized when the risks and rewards of ownership have passed to the customer, based on the terms of sale. This occurs upon shipment or upon receipt by the customer depending on the country of the sale and the agreement with the customer. Provisions for sales discounts, returns and miscellaneous claims from customers are made at the time of sale.

Income Tax – The Company accounts for income taxes under ASC 740 "Income Taxes" which codified SFAS 109, "Accounting for Income Taxes." under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Basic and Diluted Net Income (Loss) Per Share  – The Company computes net income (loss) per share in accordance with ASC 260 "Earnings Per Share" which codified SFAS No. 128. "Earnings per Share." ASC 260 requires presentation of both basic and diluted earnings per Share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In Basic and Diluted Net Income (Loss) Per Share computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

Royal Bees Company, Inc.

Footnotes to Financial Statements

As of September 30, 2011 and 2010

Fair Value of Financial Instruments –  Accounting Standard Codification ASC 825 "Financial  Instruments" codified Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. Unless otherwise indicated, the fair values of all reported assets and liabilities, which represent financial instruments, none of which are held for trading purposes, approximate are carrying values of such amounts.

Stock-based compensation ASC 718 "Compensation - Stock Compensation" codified SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans payments award to employees, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights, may be classified as either equity or liabilities. The Company should determine if a present obligation to settle the share-based payment transaction in cash or other assets exists. A present obligation to settle in cash or other assets exists if: (a) the option to settle by issuing equity instruments lacks commercial substance or (b) the present obligation is implied because of an entity's past practices or stated policies. If a present obligation exists, the transaction should be recognized as a liability; otherwise, the transaction should be recognized as equity.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50 "Equity - Based Payments to Non-Employees" which codified SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18 ("EITF 96-18"), "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services". Measurement of share-based payment transactions with non-employees shall be based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction should be determined at the earlier of performance commitment date or performance completion date.

Issuance of shares for service  – The Company accounts for the issuance of equity instruments to acquire goods and services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable.

Recent Pronouncements

The following accounting pronouncements if implemented would have no effect on the financial statements of the Company.

In January 2010, the Financial Accounting Standards Board ("FASB") issued an accounting standard update, Fair Value Measurements and Disclosures (Topic 820), Improving Disclosures about Fair Value Measurements. The Update would affect all entities that are required to make disclosures about recurring and nonrecurring fair value measurements. The Board concluded that users will benefit from improved disclosures in this Update and that the benefits of the increased transparency in financial reporting will outweigh the costs of complying with the new requirements. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 30, 2010, and for interim periods within those fiscal years. We are currently evaluating the impact this update will have on our financial statements.

In January 2010, the Financial Accounting Standards Board ("FASB") issued an accounting standard update to address implementation issues related to the changes in ownership provisions in the Consolidation-Overall Subtopic (Subtopic 810-10) of the FASB Accounting Standards Codification?, originally issued as FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements. Subtopic 810-10 establishes the accounting and reporting guidance for noncontrolling interests and changes in ownership interests of a subsidiary. An entity is required to deconsolidate a subsidiary when the entity ceases to have a controlling financial interest in the subsidiary. Upon deconsolidation of a subsidiary, an entity recognizes a gain or loss on the transaction and measures any retained investment in the subsidiary at fair value. The gain or loss includes any gain or loss associated with the difference between the fair value of the retained investment in the subsidiary and its carrying amount at the date the subsidiary is deconsolidated. In contrast, an entity is required to account for a decrease in its ownership interest of a subsidiary that does not result in a change of control of the subsidiary as an equity transaction.

Royal Bees Company, Inc.

Footnotes to Financial Statements

As of September 30, 2011 and 2010

In December 2009, the Financial Accounting Standards Board ("FASB") issued an accounting standard update for improvements to financial reporting by enterprises involved with Variable Interest Entities. The subsections clarify the application of the General Subsections to certain legal entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the legal entity to finance its activities without additional subordinated financial support [FIN 46(R), paragraph 1, sequence 55.1] or, as a group, the holders of the equity investment at risk lack any one of the following three characteristics: [FIN 46(R), paragraph 1, sequence 55.2:

a. The power, through voting rights or similar rights, to direct the activities of a legal entity that most significantly impact the entity's economic performance [FIN 46(R), paragraph 1, sequence 55.2.1];

b. The obligation to absorb the expected losses of the legal entity [FIN 46(R), paragraph 1, sequence 55.2.2];

c. The right to receive the expected residual returns of the legal entity. [FIN 46(R), paragraph 1, sequence 55.2.3].

The amendments in this update to the Accounting Standards Codification are the result of FASB Statement No. 167, Amendments to FASB Interpretation No. 46(R). The adoption of this update to improving the financial reporting by enterprises involved with Variable Interest Entities, as codified in ASC 810, did not have any impact on the Company's financial statements.

In December 2009, the Financial Accounting Standards Board ("FASB") issued an accounting standard update, Transfers and Servicing (Topic 860) Accounting for Transfers of Financial Assets. The amendments in this update to the Accounting Standards Codification are the result of FASB Statement No. 166, Accounting for Transfers of Financial Assets. The adoption of this update did not have any impact on the Company's financial statements.

In May 2011, the FASB issued new authoritative guidance to provide a consistent definition of fair value and ensure that fair value measurements and disclosure requirements are similar between GAAP and International Financial Reporting Standards. This guidance changes certain fair value measurement principles and enhances the disclosure requirements for fair value measurements. This guidance is effective for interim and annual periods beginning after December 15, 2011 and is applied prospectively. The Company does not expect that the adoption of this guidance will have a material impact on its financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s financial statements upon adoption.

NOTE 2

UNCERTAINTY OF ABILITY TO CONTINUE AS A GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.  As reflected in the accompanying financial statements, the company has net accumulated losses since inception of $49,340, a negative working capital deficiency of $61,296, and a stockholders’ deficiency of $20,341.  This factor raises substantial doubt about its ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the company’s ability to raise additional funds through the sale of stock and / or debt and by implementing its business plan, which calls for increasing sales through marketing its existing services to surrounding businesses in the San Diego area and current industry connections.  As sales increase, the Company intends to broaden its target markets. The financial statements do not include any adjustments that might be necessary if the company is unable to continue as a going concern.

NOTE 3:

PREPAID EXPENSES

The Company prepaid for storage of their raw goods and finished goods inventory for 12 months in July 2010.  The amounts were expenses quarterly until expended.  The Company is now on a month to month rental of their storage, with no long-term commitment.  As of September 30, 2011 and 2010, the Company had storage expenses of $837 and $308 respectively.

Royal Bees Company, Inc.

Footnotes to Financial Statements

As of September 30, 2011 and 2010

NOTE 4:

INVENTORY

The Company inventories are comprised of honey (raw goods), stored in 60- and 24-gallon buckets, containers and labels in which to package the honey for sale, and finished goods ready for sale. The Company accounts for its container inventory by applying the lower of cost or market method, on a first-in, first-out (FIFO) basis. The Company accounts for its raw honey by calculating a cost per pound based on the care and feeding of the bees in the off-season.  The cost of producing the honey is recalculated each year.  The cost of finished goods inventory is the cost of the honey (raw goods), container and label of the finished product.

As of September 30, 2011 and 2010, the Company had inventory of $4,309 and $693 respectively.

NOTE 5

PROPERTY AND EQUIPMENT

The major classifications of equipment are summarized below:

		September 30,
	Estimated Life	2011	2010
Trucks and trailer	3 years	$27,414	$27,414
Equipment and hives	5 years	$14,312	$9,812
		$41,726	$37,226
Less: accumulated depreciation		(13,810)	(2,250)
		$27,916	$34,976
Hive construction	5 years	12,196	5,359
Less: accumulated amortization		$(1,483)	$(0)
		10,713	5,359

Depreciation expense for the periods ending September 30, 2011 and 2010 was $8,668 and $2,250, respectively. Amortization expense for the periods ending September 30, 2011 and 2010 was $1,215 and $0, respectively.

NOTE 6

NOTES PAYABLE

At various times during the periods, the Company found it necessary to borrow funds from a third party to fund the Company.  These notes bear simple interest of 10% and are due and payable December 31, 2011.  As of September 30, 2011 and 2010, Notes payable to a third party total $60,000 and $50,000 respectively (See Note 6). The accrued interest on these notes as of September 30, 2011 and 2010 was $7,467 and $1,455 respectively.

NOTE 7

RELATED PARTY TRANSACTIONS

During the period ended September 30, 2011, and 2010, the company paid its major shareholder $6,442 and $5,983 for consulting fees and reimbursements for construction materials and office supplies, respectively.

In anticipation of forming the company, the major shareholder was loaned $10,000 by a third party.  This loan was assumed by the company in the fourth quarter of 2010.  All imputed interest to the company is calculated from the assumption date.

NOTE 8

COMMON STOCK

In August 2010, the company issued 10 million shares of founder’s stock for $1,000 to the majority shareholder.

In 2 subsequent rounds of financing, the company issued 540,000 shares at $.001/share and 315,000 shares at $.10/share for $540 and $31,500 respectively to independent investors.

As of September 30, 2011 and 2010, of the 100,000,000 shares of $.001 par value common stock authorized, there were 10,855,000 and 10,000,000 common stock shares issued and outstanding.

Royal Bees Company, Inc.

Footnotes to Financial Statements

As of September 30, 2011 and 2010

NOTE 9

REVENUES

The Company generates revenues from sales of honey harvested from its hives, rental of bees, sales of nucs (small clusters of bees with a queen) and swarm removal services.

As of September 30, 2011 and 2010, revenue was generated as follows:

	2011	2010
Honey sales	$8,397	$36
Beehive rental	10,700	0
Bee Nucs sales	1,000	0
Swarm removal	70	0
Total sales	$20,167	$36

NOTE 10

THREE MONTH DATA- THIRD QUARTER 2011 AND 2010

	2011	2010
Revenue	$4,596	$36
Cost of Goods Sold	(317)	(2)
Gross Profit	4,279	34
Expense	(10,684)	(15,032)
Operating Loss	(6,405)	(14,998)
Other Revenue and Expense	(1,500)	(1,455)
Three Month Loss	$(7,905)	$(16,453)

NOTE 11

INCOME TAXES

No provision was made for income tax for the periods ending September 30, 2011 and 2010.  The Company, from the date of inception, has incurred net operating losses for tax purposes of approximately $49,340. The net operating loss carry-forward may be used to reduce taxable income through the year 2026. The availability of the Company's net operating loss carry-forwards is subject to limitation if there is a 50% or more change in the ownership of the Company's stock.

There was no significant difference between reportable income tax and statutory income tax. A 100% valuation allowance has been established against the deferred tax asset, as the utilization of the loss carry-forwards cannot reasonably be assured. A reconciliation between the income taxes computed in the United States is as follows:

United States federal income tax rate	15%
Valuation allowance - US federal income tax	(15%)
Provision for income tax	$0

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PROSPECTUS

ROYAL BEES COMPANY, INC.

5,855,000 SHARES OF

COMMON STOCK

TO BE SOLD BY CURRENT SHAREHOLDERS

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until ___________, 2012 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS ____________, 2012

_________________________________________________________________________________________________________

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our company’s charter provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Nevada Revised Statutes, no director or officer of the company shall have any liability to the company or its stockholders for monetary damages. The Nevada Revised Statutes provide that a corporation’s charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except: (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Our charter and bylaws provide that the company shall indemnify and advance expenses to its currently acting and its former directors and officers to the fullest extent permitted by the Nevada Revised Business Corporations Act, except for liability for (i) breach of duty of loyalty, (ii) acts or omissions not in good faith that involve intentional misconduct or knowing violation of law, (iii) for the payment of distributions to stockholders in violation of section 78.300 of the Nevada Revised Statutes, or (iv) for any transaction from which the director or officer derived an improper personal benefit.

The charter and bylaws provide that we will indemnify our directors and officers and may indemnify our employees or agents to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with Royal Bees Company, Inc. However, nothing in our charter or bylaws of the company protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of negligence or misconduct of the duties involved in the conduct of his office. To the extent that a director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with this Registration Statement. We will pay all expenses of the offering. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Securities and Exchange Commission Filing Fee	$ 67.10
Printing Fees and Expenses	500.00
Legal Fees and Expenses	11,500.00
Accounting Fees and Expenses	7,000.00
Blue Sky Fees and Expenses	500.00
Trustee’s and Registrar’s Fees	300.00
Miscellaneous	142.90
TOTAL	$ 20,000.00

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

During August 2010, the Company issued 10,000,000 shares of founder’s stock for $1,000.  On November 8, 2010, we sold 540,000 shares of common stock for $540, on December 20, 2010 we sold 305,000 shares of common stock for $30,500 and on December 27, 2010 we sold 10,000 shares of common stock for $1,000 cash. The shares were sold to our founder and 24 unrelated individuals. The shares were sold to accredited investors in a private transactions without registration in reliance on the exemption provided by Section 4(2) of the Securities Act. No broker was involved and no commissions were paid in the transaction.

ITEM 27. EXHIBITS.

Exhibits.

SEC Ref. No. 3.1 3.2 5.1 23.1 23.2	Title of Document Articles of Incorporation By-laws Legal Opinion included in Exhibit 23.1 Consent of Cletha A. Walstrand, P.C. Consent of R.R. Hawkins & Associates International, a PC	Location Attached Attached Attached Attached Attached

ITEM 28. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in this Registration Statement or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling persons of Royal Bees in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to:

(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, Royal Bees Company, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorizes this Registration Statement to be signed on its behalf, in the city of San Diego, State of California, on February 6, 2012.

ROYAL BEES COMPANY, INC.

By: /s/ Vladimir Lyashevskiy

Vladimir Lyashevskiy

Principal Executive Officer

By: /s/ Vladimir Lyashevskiy

Vladimir Lyashevskiy

Principal Financial Officer,

Controller and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature

Title

Date

/s/ Vladimir Lyashevskiy

Sole Director

February 6, 2012

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